Exhibit 99.1

TAKUNG REPORTS SECOND Quarter 2018 Earnings

HONG KONG, CHINA, August 14, 2018 -- Takung Art Co., Ltd. (NYSE American: TKAT) (hereinafter referred to as, “Takung” or the “Company”), the operator of three online fine art and collectibles platforms, today announced that for the second quarter ended June 30, 2018, the company had a net loss of $(1,084,392) or $(0.10) per diluted share, on revenue of $3,854,010 compared with net income of $246,119 or $0.02 per diluted share, on revenue of $2,919,073 in the second quarter of 2017.

The company's increase in the second quarter revenue compared to the same period last year was primarily due to a year-over-year increase of $1,156,863 or 137% in listing fee revenue arising from an increase in total listing values and corresponding listing fees charged. The Company’s Q2 2018 net income was negatively affected by a currency exchange loss of $(1,255,187) compared with a currency exchange gain of $228,014 during the same period of 2017.

For the six months ended June 30, 2018, Takung reported $7,828,294 in total revenue and a net loss of $(661,102) or $(0.06) per diluted share, compared to $7,190,666 in total revenue and net income of $1,506,279 or $0.10 per diluted share, during the same period in 2017. The Company’s six-month net income for 2018 was negatively affected by a currency exchange loss of $(262,292) compared with a currency exchange gain of $348,951 during the same period of 2017.

Trading commission revenue decreased by $134,649 or 7.5% for the three months ended June 30, 2018 to $1,668,563 compared to the same period last year primarily due to a decrease in the commission revenue generated by certain VIP traders. The decrease was partially offset by an increase in trading by retail traders which was a result of Takung’s previously announced business model modifications made in the second half of 2017 to increase participation by the Company’s retail traders.

Commencing in the second quarter of 2018, Takung began charging commissions to artist for sales of their art on “Takung Online”, the Company’s e-commerce platform. As a result, during the three-month period ended June 30, 2018, online art sales revenue was $6,304 compared to $0 for the three months ended June 30, 2017. In addition, during Q2 2018, Takung launched an offering of artwork and artwork related merchandise for sale on the platform.

Takung's second quarter 2018 operating loss of $119,356 compared to a profit of $102,344 during the second quarter 2017 was negatively impacted by a year-over-year increase of $335,709 in general and administrative expenses. The increase in general and administrative expenses resulted primarily from an increase in salary and welfare of $153,104 produced by an increase in employee headcount and an increase in non-deductible input VAT expenses by $126,363, arising from the increased service income earned by Shanghai and Tianjin Takung.

Takung’s balance sheet as of June 30, 2018 saw cash and cash equivalents at approximately $10.3 million versus approximately $11.9 million at December 31, 2017 while accrued expenses and other payables decreased to $944,456 from $1,461,858.

For additional information on Takung's Q2 2018 performance, please see the Company's 10-Q filing at www.sec.gov.

About Takung Art Co., Ltd.

Takung Art Co., Ltd. enables China's growing middle class to invest in fine art and collectibles through three proprietary online platforms: Takung Unit, which facilitates trading and shared ownership of Asian and international fine art (currently its new listings have been suspended until October 2018); Unit+, which facilitates trading and shared ownership of Asian and international collectibles (currently its new listings have been suspended until October 2018); and Takung Online, an e-commerce platform enabling artists to promote and sell entire pieces of artwork directly to buyers. Takung is headquartered in Hong Kong and operates primarily in Hong Kong through its direct wholly-owned subsidiary Hong Kong Takung Art Company Limited and its two wholly-owned subsidiaries in Shanghai and Tianjin that facilitate service and support to its PRC-based traders on the Company's platform. For more information, please visit the Company's website: http://ir.takungart.com/. The Company routinely posts important information on its website.

Forward-Looking Statements

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions which reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and are subject to change at any time. We operate in a very competitive and rapidly changing environment where new risks may emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Contacts:

Takung Art Co., Ltd.

Mr. Leslie Chow

Phone: +852 31580977

Email: irmail@takungae.com

 TAKUNG ART CO., LTD AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in U.S. Dollars except Number of Shares)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,327,827	$11,866,965
Restricted cash	19,916,431	25,273,617
Account receivables, net	2,517,511	2,291,698
Prepayment and other current assets	2,349,398	2,300,207
Inventories	8,526	-
Amount due from a related party	6,138,490	-
Loan receivables	7,470,240	7,834,115
Total current assets	48,728,423	49,566,602

Non-current assets
Property and equipment, net	2,473,438	2,191,321
Intangible assets	22,240	22,334
Deferred tax assets	293,976	291,430
Other non-current assets	490,571	757,235
Total non-current assets	3,280,225	3,262,320
Total assets	$52,008,648	$52,828,922

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accrued expenses and other payables	$944,456	$1,461,858
Customer deposits	19,916,431	25,273,617
Advance from customers	79,923	170,078
Short-term borrowings from third parties	7,230,520	7,208,761
Amount due to related parties	6,372,430	483,822
Tax payables	206,636	312,575
Total current liabilities	34,750,396	34,910,711

Total liabilities	$34,750,396	$34,910,711

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $0.001 par value; 11,226,025 shares issued and outstanding as of June 30, 2018; 11,188,882 shares issued and outstanding as of December 31, 2017)	$11,226	$11,189
Additional paid-in capital	6,245,600	6,116,216
Retained earnings	11,449,994	12,111,096
Accumulated other comprehensive loss	(448,568)	(320,290)
Total stockholders’ equity	17,258,252	17,918,211
Total liabilities and stockholders’ equity	$52,008,648	$52,828,922

TAKUNG ART CO., LTD AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Stated in U.S. Dollars except Number of Shares)

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Listing fee	$2,000,068	$843,205	$3,978,735	$3,151,151
Commission	1,668,563	1,803,212	3,304,080	3,473,825
Management fee	178,913	272,420	347,228	564,971
Annual fee	162	236	324	719
Authorized agent subscription revenue	-	-	191,623	-
Online artwork sales	6,304	-	6,304	-
Total revenue	3,854,010	2,919,073	7,828,294	7,190,666

Cost of revenue	(940,221)	(267,508)	(1,873,814)	(530,167)

Gross profit	2,913,789	2,651,565	5,954,480	6,660,499

Operating expenses:
General and administrative expenses	(2,574,598)	(2,238,889)	(5,583,483)	(4,812,280)
Selling expenses	(458,547)	(310,332)	(702,138)	(647,859)
Total operating expenses	(3,033,145)	(2,549,221)	(6,285,621)	(5,460,139)

(Loss) income from operations	(119,356)	102,344	(331,141)	1,200,360

Other income and expenses:
Other income	165,862	141,853	405,265	254,211
Loan interest expense	(149,683)	(153,812)	(304,466)	(303,703)
Exchange gain (loss)	(1,255,187)	228,014	(262,292)	348,951
Total other income (loss)	(1,239,008)	216,055	(161,493)	299,459

(Loss) income before provision for income taxes	(1,358,364)	318,399	(492,634)	1,499,819

Income tax benefit (expense)	273,972	(72,280)	(168,468)	(380,161)

Net (loss) income	$(1,084,392)	$246,119	$(661,102)	$1,119,658

Foreign currency translation adjustment	(111,111)	252,094	(128,278)	386,621

Comprehensive (loss) income	$(1,195,503)	$498,213	$(789,380)	$1,506,279

(Loss) earnings per common share– basic	$(0.10)	$0.02	$(0.06)	$0.10
(Loss) earnings per common share– diluted	(0.10)	0.02	(0.06)	0.10
Weighted average number of common shares outstanding-basic	11,217,359	11,188,882	11,210,918	10,963,724
Weighted average number of common shares outstanding-diluted	11,217,359	11,416,886	11,210,918	11,716,288

TAKUNG ART CO., LTD AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Stated in U.S. Dollars)

(UNAUDITED)

	For the Six Months	For the Six Months
	Ended	Ended
	June 30,	June 30,
	2018	2017

Cash flows from operating activities:
Net (loss) income	(661,102)	1,119,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	472,485	347,906
Interest expense	160,154	161,604
Bad debt expense	(76,424)	-
Changes in exchange rate	262,292	(206,399)
Stock-based compensation	152,421	320,082
Deferred tax liabilities	-	(10,859)
Deferred tax assets	(2,546)	(22,743)
Changes in operating assets and liabilities:
Account receivables	(149,389)	549,140
Prepayment and other current assets	(336,678)	(159,804)
Other non-current assets	266,664	-
Customer deposits	(5,357,186)	(2,722,935)
Tax payables	(105,939)	315,370
Advance from customer	(90,155)	(343,688)
Accrued expenses and other payables	(159,662)	383,901
Net cash (used in) operating activities	(5,625,065)	(268,767)

Cash flows from investing activities:
Purchase of property and equipment	(790,159)	(343,670)
Purchase of available-for-sales investment	(74,934,730)	(35,991,917)
Maturity and redemption of available-for-sales investment	74,934,730	35,991,917
Loan to third parties	-	(3,608,264)
Loan to related parties	(6,369,809)	-
Repayment from loan to third parties	239,356	3,456,109
Net cash (used in) investing activities	(6,920,612)	(495,825)

Cash flows from financing activities:
Proceeds from related party loan	6,372,430	-
Loan repayment to related party	(483,822)	-
Net cash provided by financing activities	5,888,608	-

Effect of exchange rate change on cash, cash equivalents and restricted cash	(239,255)	193,924

Net (decrease) in cash, cash equivalents and restricted cash	(6,896,324)	(570,668)

Cash, cash equivalents and restricted cash, beginning balance	37,140,582	35,138,697

Cash, cash equivalents and restricted cash, ending balance	$30,244,258	$34,568,029

Supplemental cash flows information:

Cash	$10,327,827	$15,547,604
Restricted cash included in customer deposits	19,916,431	19,020,425
Total cash and restricted cash	$30,244,258	$34,568,029

Cash paid during the period for:
Interest	$144,311	$284,560
Income tax	$261,285	$-